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                                                                   EXHIBIT 12(B)

I, Gary L. French, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of Select Sector SPDR(R) Trust (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ Gary L. French
    ---------------------------------
    Gary L. French
    President and Principal Executive
    Officer

Date: November 27, 2007


By: /s/ Chad C. Hallett
    ---------------------------------
    Chad C. Hallett
    Treasurer and Principal Financial
    Officer

Date: November 27, 2007